                                 Exhibit 10.1



================================================================================


                               CREDIT AGREEMENT

                                  dated as of

                               December 20, 1995

                                     among

                                 JOSTENS, INC.

                           THE LENDERS NAMED HEREIN

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Agent

================================================================================

                               TABLE OF CONTENTS

ARTICLE I                  DEFINITIONS...........................................................................   1

ARTICLE II                 THE CREDITS...........................................................................  14

      2.1.                 Description of Facility...............................................................  14
      2.2.                 Availability of Facility..............................................................  14
      2.3.                 Committed Advances....................................................................  15
               2.3.1.               Commitment...................................................................  15
               2.3.2.               Ratable Loans; Types of Advances.............................................  15
               2.3.3.               Minimum Amount of Each Committed Advance.....................................  15
               2.3.4.               Applicable Margin............................................................  15
               2.3.5.               Method of Selecting Types and Interest Periods
                                     for New Committed Advances..................................................  17
               2.3.6.               Conversion and Continuation of Outstanding Advances..........................  18
      2.4.                 Competitive Bid Advances..............................................................  19
               2.4.1.               Competitive Bid Option;
                                     Repayment of Competitive Bid Advances.......................................  19
               2.4.2.               Competitive Bid Quote Request................................................  19
               2.4.3.               Invitation for Competitive Bid Quotes........................................  20
               2.4.4.               Submission and Contents of Competitive Bid Quotes............................  20
               2.4.5.               Notice to Borrower...........................................................  22
               2.4.6.               Acceptance and Notice by Borrower............................................  23
               2.4.7.               Allocation by the Agent......................................................  23
               2.4.8.               Administration Fee...........................................................  24
      2.5.                 Method of Borrowing...................................................................  24
      2.6.                 Fees     .............................................................................  24
               2.6.1.               Facility Fee.................................................................  24
               2.6.2.               Agent's Fees.................................................................  24
      2.7.                 Reductions in Aggregate Commitment; Principal Payments................................  24
               2.7.1.               Reductions in Aggregate Commitment...........................................  24
               2.7.2.               Principal Payments...........................................................  25
      2.8.                 Changes in Interest Rate, etc.........................................................  25
      2.9.                 Rates Applicable After Default........................................................  26
      2.10.                Method of Payment.....................................................................  26
               2.10.1.              General......................................................................  26
               2.10.2.              Currency of Payment..........................................................  26
      2.11.                Notes; Telephonic Notices.............................................................  27
      2.12.                Interest Payment Dates; Interest and Fee Basis........................................  27
      2.13.                Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.......  28
      2.14.                Lending Installations.................................................................  28

                                    Page i

      2.15.                Non-Receipt of Funds by the Agent.....................................................  28
      2.16.                Withholding Tax Exemption.............................................................  29
      2.17.                Increases in Aggregate Commitment.....................................................  29

ARTICLE III                CHANGE IN CIRCUMSTANCES...............................................................  31

      3.1.                 Taxes    .............................................................................  31
               3.1.1.               Payments to be Free and Clear................................................  31
               3.1.2.               Grossing-up of Payments......................................................  31
      3.2.                 Yield Protection......................................................................  32
      3.3.                 Changes in Capital Adequacy Regulations...............................................  33
      3.4.                 Availability of Types of Advances.....................................................  34
      3.5.                 Funding Indemnification...............................................................  34
      3.6.                 Mitigation of Additional Costs or Adverse Circumstances...............................  34
      3.7.                 Lender Statements; Survival of Indemnity..............................................  35
      3.8.                 Market Disruption.....................................................................  36

ARTICLE IV                 CONDITIONS PRECEDENT..................................................................  36

      4.1.                 Initial Advance.......................................................................  36
      4.2.                 Each Advance..........................................................................  37

ARTICLE V                  REPRESENTATIONS AND WARRANTIES........................................................  38

      5.1.                 Corporate Existence and Standing......................................................  38
      5.2.                 Authorization and Validity............................................................  38
      5.3.                 No Conflict; Government Consent.......................................................  38
      5.4.                 Financial Statements..................................................................  39
      5.5.                 Material Adverse Change...............................................................  39
      5.6.                 Taxes    .............................................................................  39
      5.7.                 Litigation and Contingent Obligations.................................................  39
      5.8.                 Subsidiaries..........................................................................  39
      5.9.                 ERISA    .............................................................................  39
      5.10.                Accuracy of Information...............................................................  40
      5.11.                Regulation U..........................................................................  40
      5.12.                Material Agreements...................................................................  40
      5.13.                Compliance With Laws..................................................................  40
      5.14.                Investment Company Act................................................................  41
      5.15.                Public Utility Holding Company Act....................................................  41

ARTICLE VI                 COVENANTS.............................................................................  41

      6.1.                 Financial Reporting...................................................................  41
      6.2.                 Use of Proceeds.......................................................................  43
      6.3.                 Notice of Default.....................................................................  43
      6.4.                 Conduct of Business...................................................................  43

                                    Page ii

      6.5.                 Taxes    .............................................................................  43
      6.6.                 Insurance.............................................................................  43
      6.7.                 Compliance with Laws..................................................................  43
      6.8.                 Maintenance of Properties.............................................................  44
      6.9.                 Inspection............................................................................  44
      6.10.                Merger   .............................................................................  44
      6.11.                Sale of Assets........................................................................  44
      6.12.                Investments and Acquisitions..........................................................  45
      6.13.                Subsidiary Indebtedness...............................................................  46
      6.14.                Contingent Obligations................................................................  46
      6.15.                Liens    .............................................................................  46
      6.16.                Interest Coverage Ratio...............................................................  48
      6.17.                Net Worth.............................................................................  49
      6.18.                Affiliates............................................................................  49

ARTICLE VII                DEFAULTS .............................................................................  49

ARTICLE VIII               ACCELERATION, WAIVERS, AMENDMENTS AND EMEDIES.........................................  51

         8.1.              Acceleration..........................................................................  51
         8.2.              Amendments............................................................................  52
         8.3.              Preservation of Rights................................................................  52

ARTICLE IX                 GENERAL PROVISIONS....................................................................  53

         9.1.              Survival of Representations...........................................................  53
         9.2.              Governmental Regulation...............................................................  53
         9.3.              Taxes.................................................................................  53
         9.4.              Headings..............................................................................  53
         9.5.              Entire Agreement......................................................................  53
         9.6.              Several Obligations; Benefits of this Agreement.......................................  53
         9.7.              Expenses; Indemnification.............................................................  54
         9.8.              Numbers of Documents..................................................................  55
         9.9.              Accounting............................................................................  55
         9.10.             Severability of Provisions............................................................  55
         9.11.             Nonliability of Lenders...............................................................  55
         9.12.             CHOICE OF LAW.........................................................................  55
         9.13.             CONSENT TO JURISDICTION...............................................................  56
         9.14.             WAIVER OF JURY TRIAL..................................................................  56
         9.15.             Confidentiality.......................................................................  56

ARTICLE X                  THE AGENT.............................................................................  56

         10.1.             Appointment...........................................................................  56
         10.2.             Powers   .............................................................................  56
         10.3.             General Immunity......................................................................  57

                                   Page iii

         10.4.             No Responsibility for Loans, Recitals, etc............................................  57
         10.5.             Action on Instructions of Lenders.....................................................  57
         10.6.             Employment of Agents and Counsel......................................................  57
         10.7.             Reliance on Documents; Counsel........................................................  58
         10.8.             Agent's Reimbursement and Indemnification.............................................  58
         10.9.             Rights as a Lender....................................................................  58
         10.10.            Lender Credit Decision................................................................  58
         10.11.            Successor Agent.......................................................................  59

ARTICLE XI                 SETOFF; RATABLE PAYMENTS..............................................................  60

         11.1.             Setoff   .............................................................................  60
         11.2.             Ratable Payments......................................................................  60

ARTICLE XII                BENEFIT OF AGREEMENT; ASSIGNMENTS;PARTICIPATIONS......................................  60

         12.1.             Successors and Assigns................................................................  60
         12.2.             Participations........................................................................  61
                  12.2.1            Permitted Participants; Effect...............................................  61
                  12.2.2.           Voting Rights................................................................  61
         12.3.             Assignments...........................................................................  61
                  12.3.1.           Permitted Assignments........................................................  61
                  12.3.2.           Effect; Effective Date.......................................................  61
         12.4.             Dissemination of Information..........................................................  62
         12.5.             Tax Treatment.........................................................................  62

ARTICLE XIII               NOTICES...............................................................................  62

         13.1.             Giving Notice.........................................................................  62
         13.2.             Change of Address.....................................................................  63

ARTICLE XIV                COUNTERPARTS..........................................................................  63

                                    Page iv

                               CREDIT AGREEMENT

     This Agreement, dated as of December 20, 1995, is among Jostens, Inc., the Lenders and The First National Bank of Chicago, as Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Absolute Rate" means, with respect to a Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to Section 2.4.6.

     "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.4.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement, but in no event extending beyond the Termination Date. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Loan, denominated in Dollars, which bears interest at an Absolute Rate.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of any corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of any partnership, association, joint venture or similar business organization.

     "Adjustment Date" is defined in Section 2.3.4.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Eurocurrency Advances, denominated in the same Eurocurrency and, in the case of Fixed Rate Advances, for the same Interest Period and includes both a Committed Advance and a Competitive Bid Advance.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means $150,000,000 as it may be increased from time to time pursuant to Section 2.17 and as it may be reduced from time to time pursuant to the other terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Alternate Base Rate Advance" means an Advance, denominated in Dollars, which bears interest at the Alternate Base Rate.

     "Alternate Base Rate Loan" means a Loan, denominated in Dollars, which bears interest at the Alternate Base Rate.

     "Applicable Margin" means, at any date of determination thereof with respect to any Eurocurrency Committed Advance and the facility fees payable pursuant to Section 2.6.1, the respective rates per annum for such Eurocurrency Committed Advance and facility fees calculated in accordance with the terms of
Section 2.3.4.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower, acting singly.

     "Borrower" means Jostens, Inc., a Minnesota corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in the relevant Eurocurrency are carried on in the London interbank market and
(ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Borrower.

     "Closing Date" means the date upon which all of the conditions set forth in
Section 4.1 have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commercial Paper Rating" is defined in Section 2.3.4.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth (i) opposite its signature below, (ii) as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, or (iii) as set forth in any Commitment

Increase Letter that has become effective pursuant to Section 2.17, in each case as such amount may be modified from time to time pursuant to the terms hereof.

     "Commitment Increase Date" is defined in Section 2.17.

     "Commitment Increase Letter" is defined in Section 2.17.

     "Committed Advance" means a borrowing hereunder consisting of the aggregate amount of the several Committed Loans made by the Lenders to the Borrower at the same time, of the same Type and, in the case of Eurocurrency Committed Advances, denominated in the same Eurocurrency and for the same Interest Period.

     "Committed Borrowing Notice" is defined in Section 2.3.5.

     "Committed Loan" means a Loan made by a Lender pursuant to Section 2.3.

     "Committed Note" means a promissory note in substantially the form of Exhibit "A-1" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Competitive Bid Acceptance Notice" is defined in Section 2.4.6.

     "Competitive Bid Advance" means a Eurocurrency Bid Rate Advance or an Absolute Rate Advance.

     "Competitive Bid Auction" means an Absolute Rate Auction or a Eurocurrency Auction.

     "Competitive Bid Loan" means a Eurocurrency Bid Rate Loan or an Absolute Rate Loan.

     "Competitive Bid Margin" means the margin above or below the applicable Eurocurrency Base Rate offered for a Eurocurrency Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurocurrency Base Rate.

     "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "D" hereto completed and delivered by a Lender to the Agent in accordance with Section 2.4.4.

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "B" hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.4.2.

     "Condemnation" is defined in Section 7.8.

     "Consolidated Assets" means the total assets of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.3.6.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in Article VII.

     "Dollar" or "$" means United States Dollars.

     "Dollar Equivalent" of (i) any Loan denominated in Dollars means the amount of such Loan, and (ii) any Foreign Currency Loan means the Dollar equivalent of the amount of such Foreign Currency Loan, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such Foreign Currency on the London market at 11:00 a.m. London time, two Business Days prior to the date on which such amount is to be determined.

     "Entitled Person" is defined in Section 2.10.2.

     "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurocurrency" means, subject to Section 3.8, (i) Dollars, and (ii) any other currency (a) which is freely transferable and convertible into Dollars,
(b) in which deposits are customarily offered to banks in the London interbank market, (c) which the Borrower requests the Agent to include as a Eurocurrency hereunder and (d) which is reasonably available to each Lender.

     "Eurocurrency Advance" means a Eurocurrency Committed Advance or a Eurocurrency Bid Rate Advance, as applicable.

     "Eurocurrency Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.4.

     "Eurocurrency Base Rate" means with respect to any Eurocurrency Advance for the relevant Eurocurrency Interest Period, the rate determined by the Agent to be the rate at which deposits in the applicable Eurocurrency are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, in the approximate amount of First Chicago's relevant Eurocurrency Loan, or, in the case of a Eurocurrency Bid Rate Advance, the amount of the Eurocurrency Bid Rate Advance requested by the Borrower, and having a maturity approximately equal to such Eurocurrency Interest Period.

     "Eurocurrency Bid Rate" means, with respect to a Loan made by a given Lender for the relevant Eurocurrency Interest Period, the sum of (i) the Eurocurrency Base Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower pursuant to Section 2.4.6.

     "Eurocurrency Bid Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Eurocurrency Bid Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Eurocurrency Interest Period, including, but not limited to, a Eurodollar Bid Rate Advance.

     "Eurocurrency Bid Rate Loan" means a Competitive Bid Loan, denominated in a Eurocurrency, which bears interest at a Eurocurrency Bid Rate.

     "Eurocurrency Committed Advance" means a Committed Advance, requested by the Borrower pursuant to Section 2.3, which bears interest at a Eurocurrency Rate, including, but not limited to, a Eurodollar Committed Advance.

     "Eurocurrency Committed Loan" means a Committed Loan, requested by the Borrower pursuant to Section 2.3, which bears interest at a Eurocurrency Rate, including but not limited to, a Eurodollar Committed Loan.

     "Eurocurrency Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurocurrency Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurocurrency Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurocurrency Interest Period would otherwise end on a day which is not a Business Day, such Eurocurrency Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurocurrency Interest Period shall end on the immediately preceding Business Day.

     "Eurocurrency Loan" means a Eurocurrency Committed Loan or a Eurocurrency Bid Rate Loan, as applicable.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Committed Advance for the relevant Eurocurrency Interest Period, the sum of (i) the percentage indicated as the Applicable Margin for Eurocurrency Committed Advances plus (ii) the quotient of (a) the Eurocurrency Base Rate applicable to such Eurocurrency Interest Period, divided by (b) either (1) for any Eurodollar Committed Advance, a number equal to one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurocurrency Interest Period or (2) for any other Eurocurrency Committed Advance, the number one. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Eurodollar Advance" means a Eurodollar Committed Advance or a Eurodollar Bid Rate Advance.

     "Eurodollar Bid Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Eurodollar Bid Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Eurocurrency Interest Period.

     "Eurodollar Bid Rate Loan" means a Competitive Bid Loan, denominated in Dollars, which bears interest at a Eurocurrency Bid Rate.

     "Eurodollar Committed Advance" means a Committed Advance, denominated in Dollars, which bears interest at the Eurocurrency Rate.

     "Eurodollar Committed Loan" means a Committed Loan, denominated in Dollars, which bears interest at the Eurocurrency Rate.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fixed Rate" means the Eurocurrency Rate, the Eurocurrency Bid Rate or the Absolute Rate.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

     "Foreign Currency" means any Eurocurrency other than Dollars.

     "Foreign Currency Advance" means any Advance in a Foreign Currency.

     "Foreign Currency Loan" means any Loan in a Foreign Currency.

     "Governmental Agency" means any government, foreign or domestic, or any state, department or other political subdivision thereof, or governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or instrumentality (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity, directly or indirectly owned by or subject to the control of any of the foregoing.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities with respect to Rate Hedging Obligations, (vii) Contingent Obligations (without duplication when determining the Indebtedness of the Borrower and its Subsidiaries in the aggregate), and
(viii) obligations for which such Person is obligated pursuant to a Letter of Credit.

     "Interest Coverage Ratio" means, for any period of determination, the ratio of (i) earnings before Interest Expense and taxes, to (ii) Interest Expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

     "Interest Expense" means, for any period of determination, total interest expense, whether paid in cash or accrued as a liability, during such period (including imputed interest on Capitalized Lease Obligations), net of cash interest income, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

     "Interest Period" means a Eurocurrency Interest Period or an Absolute Rate Interest Period.

     "Investment" of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Investment Guidelines" means the guidelines for investment of funds of the Borrower and its Subsidiaries, as reviewed by the Board of Directors of the Borrower or an authorized executive committee thereof and as in effect on the Closing Date, a copy of which has been furnished to the Lenders, as modified from time to time and reviewed by the Board of Directors of the Borrower or an authorized executive committee thereof.

     "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "C" hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.4.3.

     "Judgment Currency" is defined in Section 2.10.2.

     "Lender Affiliate" means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 51% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and that become a party to this Agreement pursuant to Section 2.17, and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Level" is defined in Section 2.3.4.

     "Level A" is defined in Section 2.3.4.

     "Level B" is defined in Section 2.3.4.

     "Level C" is defined in Section 2.3.4.

     "Level I" is defined in Section 2.3.4.

     "Level II" is defined in Section 2.3.4.

     "Level III" is defined in Section 2.3.4.

     "Level IV" is defined in Section 2.3.4.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement and the Notes.

     "Long Term Debt Rating" is defined in Section 2.3.4.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Moody's" means Moody's Investors Service Inc. or any successor corporation thereto.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Worth" means, for any period of determination, stockholders' equity, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

     "Notes" means, collectively, the Committed Notes and the Competitive Bid Notes; and "Note" means any one of such Notes.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to a Eurocurrency Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Specified Currency" is defined in Section 2.10.2.

     "Specified Place" is defined in Section 2.10.2.

     "Standard & Poor's" means Standard & Poor's Ratings Services or any successor thereto.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 20% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 20% of the consolidated net sales or of the consolidated net income (excluding all nonrecurring or extraordinary gains and losses) of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Termination Date" means the earlier of (i) December 20, 2000, and (ii) the date on which the Commitments shall have been reduced to zero or terminated pursuant to Section 2.7.1 or 8.1.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance or Loan, its nature as an Alternate Base Rate Advance or Loan, Eurocurrency Committed Advance or Loan, Eurocurrency Bid Rate Advance or Loan or Absolute Rate Advance or Loan.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans. Such Unfunded Liabilities shall be determined based upon the actuarial assumptions used to determine vested nonforfeitable benefits for purposes of preparing the Borrower's annual audited financial statements delivered to the Agent pursuant to Section 6.1(i) hereof.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which (other than directors' qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                  ARTICLE II

                                  THE CREDITS
                                  -----------


     2.1. Description of Facility. Upon the terms and subject to the conditions
          -----------------------
set forth in this Agreement, the Lenders hereby grant to the Borrower a revolving credit facility pursuant to which: (i) each Lender severally agrees to make Committed Loans to the Borrower in accordance with Section 2.3; and (ii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.4; provided, however, that in no event may the aggregate principal amount of all outstanding Advances (including both Committed Advances and Competitive Bid Advances) exceed the Aggregate Commitment.

     2.2. Availability of Facility. Subject to all of the terms and conditions
          ------------------------
of this Agreement, the facility is available from the Closing Date to the Termination Date, and the Borrower may borrow, repay and reborrow at any time prior to the Termination Date.

     2.3. Committed Advances.
          -------------------

          2.3.1.  Commitment. From and including the Closing Date and prior to
                  ----------
the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Committed Loans to the Borrower from time to time in amounts having a Dollar Equivalent not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that, subject to Section 2.17, the Foreign Currency Loans shall not exceed a Dollar Equivalent of $25,000,000 in the aggregate at any one time outstanding. The Commitments to lend hereunder shall expire on the Termination Date.

          2.3.2.  Ratable Loans; Types of Advances. Each Committed Advance
                  --------------------------------
hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Committed Advances may be Alternate Base Rate Advances or Eurocurrency Committed Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.3.5 and 2.3.6; provided, however, that
(i) Eurocurrency Committed Advances denominated in a Foreign Currency may be outstanding in not more than five Foreign Currencies at any one time and (ii) there shall not be more than twelve Eurocurrency Committed Advances denominated in a Foreign Currency outstanding at any one time. The Committed Advances shall be evidenced by the Committed Notes.

          2.3.3.  Minimum Amount of Each Committed Advance. Each Eurocurrency
                  ----------------------------------------
Committed Advance shall be in a minimum amount, having a Dollar Equivalent, of not less than $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance shall be in a minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

          2.3.4.  Applicable Margin
                  -----------------

          (a)     Long Term Debt Rating.
                  ---------------------

          (i) So long as the Borrower has a Long Term Debt Rating, the Applicable Margin for Eurocurrency Committed Advances and for facility fees payable pursuant to Section 2.6.1 hereunder, shall be subject to adjustment (upwards or downwards, as appropriate) based on the applicable Level and shall be determined in accordance with the table set forth below in this subsection (a)(i). The Level shall be based on the applicable Long Term Debt Rating. The Applicable Margin shall be adjusted on the earlier of the date of announcement or the date of publication by the respective rating agencies of a change in the Long Term Debt Rating or, in the absence of such announcement or publication, on the effective date of such changed Long Term Debt Rating (the "Adjustment Date"), and shall apply to all outstanding Eurocurrency Committed Advances and the facility fees from and after such Adjustment Date to the next Adjustment Date. In the event that the Borrower shall at any time cease to have a Long Term Debt Rating or a Commercial Paper Rating, Level IV shall apply.

                                           Applicable Margin
                                       (basis points per annum)
                                       ------------------------

                            Eurocurrency Committed
          Rating                  Advances                Facility Fees
          ------                  --------                -------------
     Level I                      12.5 b.p.                   7.5 b.p.
     Level II                     17.0 b.p.                   8.0 b.p.
     Level III                    20.0 b.p.                  10.0 b.p
     Level IV                     25.0 b.p                   15.0 b.p.

          (ii) For purposes of Section 2.3.4(a) of this Agreement, the applicable Level shall be determined in accordance with the following definitions:

          "Level I" means the level applicable at any time when the Borrower's Long Term Debt Rating is at least A+ or better from Standard & Poor's or at least A1 or better from Moody's.
              --

          "Level II" means the level applicable at any time when Level I is not applicable, and the Borrower's Long Term Debt Rating is at least A- or better from Standard & Poor's or at least A3 or better from Moody's.
                                   --

          "Level III" means the level applicable at any time when the Borrower's Long Term Debt Rating is BBB+ from Standard & Poor's or Baa1 from Moody's.
                                                          --

          "Level IV" means the level applicable at any time when the Borrower's Long Term Debt Rating is BBB or below from Standard & Poor's or Baa2 or
                                                                  --
     below from Moody's.

          "Long Term Debt Rating" means the then most recent rating assigned by Standard & Poor's or Moody's to the Borrower's senior unsecured long term debt; provided, however, that if (i) such rating is received from one such rating agency, then that rating will be the Long Term Debt Rating, (ii) such rating is received from both rating agencies, then the higher rating will be the Long Term Debt Rating, and (iii) if there is a difference of two or more Levels between such ratings, then the rating which is one below the higher rating will be the Long Term Debt Rating.

            (b)    Commercial Paper Rating.
                   -----------------------

            (i) If the Borrower ceases, at any time, to have a Long Term Debt Rating, the Applicable Margin for Eurocurrency Committed Advances and for facility fees payable pursuant to Section
                 2.6.1 hereunder, shall be subject to adjustment (upwards or downwards, as appropriate) based on the applicable Level and shall be determined in accordance with the table set forth below in this subsection (b)(i). The Level shall be based on the applicable Commercial Paper Rating. The Applicable Margin shall be adjusted on the earlier of the date of announcement or the date of publication by the respective rating agencies of a change in the Commercial Paper Rating or, in the absence of such announcement or publication, on the effective date of such changed Commercial Paper Rating (the "Adjustment Date"), and shall apply to all outstanding Eurocurrency Committed Advances and the facility fees from and after such Adjustment Date to the next Adjustment Date.

                                           Applicable Margin
                                       (basis points per annum)
                                       ------------------------

                            Eurocurrency Committed
          Rating                  Advances                Facility Fees
          ------                  --------                -------------
     Level A                      12.5 b.p.                    7.5 b.p.
     Level B                      20.0 b.p.                   10.0 b.p.
     Level C                      25.0 b.p.                   15.0 b.p

            (ii) For purposes of Section 2.3.4(b) of this Agreement, the applicable Level shall be determined in accordance with the following definitions:

            "Commercial Paper Rating" means the then most recent rating assigned by Standard & Poor's or Moody's to the Borrower's commercial paper.

            "Level A" means the level applicable at any time when the Borrower's Commercial Paper Rating is at least A1 or better from Standard & Poor's or
                                                                             --
     at least P1 from Moody's.

            "Level B" means the level applicable at any time when the Borrower's Commercial Paper Rating is A2 from Standard & Poor's and P2 from Moody's.
                                                          ---

            "Level C" means the level applicable at any time when Level B does not apply and the Borrower's Commercial Paper Rating is A2 or below from Standard & Poor's or P2 or below from Moody's.
                       --

     2.3.5. Method of Selecting Types and Interest Periods for New Committed
            ----------------------------------------------------------------
Advances.  The Borrower shall select the Type of
--------

     Committed Advance and, in the case of each Eurocurrency Committed Advance, the Eurocurrency and the Eurocurrency Interest Period applicable thereto, for each such Committed Advance. The Borrower shall give the Agent irrevocable notice (a "Committed Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance and not later than 10:00 a.m. (Chicago time) at least three Business Days before the Borrowing Date for each Eurocurrency Committed Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Committed Advance,

     (ii)    the aggregate amount of such Committed Advance,

     (iii)   the Type of Committed Advance selected,

     (iv) in the case of each Eurocurrency Committed Advance, the Eurocurrency applicable thereto, and

     (v) in the case of each Eurocurrency Committed Advance, the Interest Period applicable thereto.

     2.3.6.  Conversion and Continuation of Outstanding Advances.
             ---------------------------------------------------

             (a)  Dollar Advances. Alternate Base Rate Advances shall continue
                  ---------------
as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Committed Advances. Each Eurodollar Committed Advance shall continue as a Eurodollar Committed Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Committed Advance shall be automatically converted into an Alternate Base Rate Advance unless repaid or unless the Borrower shall have given the Agent a Conversion/Continuation Notice in accordance with Section 2.3.6(c) requesting that, at the end of such Interest Period, such Eurodollar Committed Advance continue as a Eurodollar Committed Advance for the same or another Interest Period. Subject to the terms of Section 2.3.3, the Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurodollar Committed Advance.

             (b)  Foreign Currency Advances. Each Foreign Currency Advance shall
                  -------------------------
continue as such until the end of the then applicable Interest Period therefor, at which time such Foreign Currency Advance shall automatically be deemed to be continued as a Foreign Currency Advance in the same amount and the same Foreign Currency with a Eurocurrency Interest Period of one month (commencing on the last day of the expiring Interest Period), unless repaid or unless the Borrower shall have given the Agent a Conversion/Continuation Notice in accordance with
Section 2.3.6(c) requesting that, at the end of such Interest Period, such Foreign Currency Advance continue as a Foreign Currency Advance in the same Foreign Currency for the same or another Eurocurrency Interest Period.

          (c)  General Provisions. The Borrower shall give the Agent irrevocable
               ------------------
notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance to a Eurocurrency Committed Advance or continuation of a Eurocurrency Committed Advance (as permitted by the provisions of Sections 2.3.6(a) and (b)) not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation;

     (ii) the aggregate amount, Eurocurrency and Type of the Committed Advance which is to be converted or continued; and

     (iii) the amount and Type(s) of Committed Advance(s) into which such Committed Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Committed Advance, the duration of the Interest Period applicable thereto.

Notwithstanding the provisions of Sections 2.3.6(a) and (b), no Eurocurrency Committed Advance shall be continued as or converted into a Eurocurrency Committed Advance for a new Interest Period if the Dollar Equivalent of the aggregate principal amount of Advances to be outstanding after giving effect to such continuation or conversion would exceed 102% of the Aggregate Commitment.

     2.4. Competitive Bid Advances.
          ------------------------

          2.4.1.  Competitive Bid Option; Repayment of Competitive Bid Advances.
                  -------------------------------------------------------------
In addition to Committed Advances pursuant to Section 2.3, but subject to all of the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1 as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Borrower may, as set forth in this
Section 2.4, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section
2.4. The Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Each Competitive Bid Advance shall be repaid in full by the Borrower on the last day of the Interest Period applicable thereto.

          2.4.2.  Competitive Bid Quote Request. When the Borrower wishes to
                  -----------------------------
request offers to make Competitive Bid Loans under this Section 2.4, the Borrower shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (x) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurocurrency Auction, or (y) 10:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying in accordance with all of the terms of this Agreement:

     (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

     (ii)    the aggregate principal amount of such Competitive Bid Advance;

     (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both;

     (iv) in the case of each Eurocurrency Bid Rate Advance, the Eurocurrency applicable thereto; and

     (v)     the Interest Period applicable thereto.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurocurrency Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 (and in multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "B" hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telecopy and telephone.

          2.4.3.  Invitation for Competitive Bid Quotes. Promptly upon
                  -------------------------------------
receipt of a Competitive Bid Quote Request that is not rejected pursuant to
Section 2.4.2, the Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.4.

          2.4.4.  Submission and Contents of Competitive Bid Quotes.
                  -------------------------------------------------

     (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.4.4 and must be submitted to the Agent by telecopy at its offices specified in or pursuant to
          Article XIII not later than (i) (A) 12:45 p.m. (Chicago time) in the case of First Chicago and (B) 1:00 p.m. (Chicago time) in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date in the case of a Eurocurrency Auction, or (ii) (A) 8:45 a.m. (Chicago time) in the case of First Chicago and (B) 9:00 a.m. (Chicago time) in the case of each other Lender, on the proposed Borrowing Date in the case of an Absolute Rate Auction (or, in either such case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree; provided that First Chicago shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (b)     Each Competitive Bid Quote shall in any case specify:

             (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

             (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, (1) which principal amount may be greater than, less than or equal to the Commitment of the quoting Lender, but in no case greater than the unutilized Aggregate Commitment, (2) which principal amount must be at least $5,000,000 (and in multiples of $1,000,000 in excess thereof) and (3) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

             (iii) in the case of a Eurocurrency Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

             (iv) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Lender which may be accepted by the Borrower;

               (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

               (vi) in the case of a Eurocurrency Auction, the Eurocurrency applicable thereto, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

               (vii) the applicable Interest Period, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes; and

               (viii)  the identity of the quoting Lender.

     (c)  The Agent shall reject any Competitive Bid Quote that:

               (i) is not substantially in the form of Exhibit "D" hereto or does not specify all of the information required by
                       Section 2.4.4(b);

               (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "D" hereto;

               (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

               (iv)    arrives after the time set forth in Section 2.4.4(a).

     (d) If any Competitive Bid Quote shall be rejected pursuant to Section 2.4.4(c), then the Agent shall notify the relevant Lender of such rejection as soon as practicable.

          2.4.5.  Notice to Borrower. The Agent shall promptly notify the
                  ------------------
Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.4.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.4.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

          2.4.6.  Acceptance and Notice by Borrower. Subject to the receipt of
                  ---------------------------------
the notice from the Agent referred to in Section 2.4.5, not later than (i) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction or (ii) 11:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of the Borrower's acceptance or rejection of the offers so notified to it pursuant to Section 2.4.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection by the Borrower of all such offers. In the case of acceptance, such notice (a "Competitive Bid Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.4.4(b)(iv)); provided that:

     (i) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

     (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; and

     (iii)   the Borrower may not accept any offer of the type described in
             Section 2.4.4(c) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

          2.4.7.  Allocation by the Agent. Subject to Section 2.4.6, if offers
                  -----------------------
are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. On the same Business Day as the Agent receives the Competitive Bid Acceptance Notice from the Borrower pursuant to Section 2.4.6, the Agent shall promptly, but in any event by 11:00 a.m. (Chicago time) on such day in the case of Eurocurrency Bid

Rate Advances, and by noon (Chicago time) on such day in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Acceptance Notice and the aggregate principal amount of each Competitive Bid Advance allocated to each participating Lender.

           2.4.8.  Administration Fee.  The Borrower hereby agrees to pay to the
                   ------------------
Agent, for its sole account, an administration fee of $1,000 per Competitive Bid Quote Request transmitted by the Borrower to the Agent pursuant to Section
2.4.2. Such administration fee shall be payable in arrears on each Payment Date and on the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

     2.5.  Method of Borrowing: Not later than 12:00 noon (Chicago time) on each
           -------------------
Borrowing Date, each Lender shall make available its Loan or Loans, if any, in funds immediately available to the Agent, in Chicago, Illinois at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.5, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan in the same Eurocurrency, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan to such extent.

     2.6.  Fees. The Borrower agrees to pay the following fees:
           ----

           2.6.1.  Facility Fee.  The Borrower agrees to pay to the Agent for
                   ------------
the account of each Lender, for the period from the Closing Date to and including the Termination Date, a facility fee equal to the product of (i) such Lender's Commitment (whether used or unused), and (ii) the percentage specified as the Applicable Margin for facility fees pursuant to Section 2.3.4, payable in arrears on each Payment Date and on the Termination Date.

           2.6.2.  Agent's Fees. The Borrower agrees to pay to the Agent, for
                   ------------
its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain Letter Agreement dated November 16, 1995.

     2.7.  Reductions in Aggregate Commitment; Principal Payments.
           -------------------------------------------------------

           2.7.1.  Reductions in Aggregate Commitment. Subject to Section 2.17,
                   ----------------------------------
the Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $5,000,000 (and multiples of $1,000,000 in excess thereof), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Dollar Equivalent of the aggregate principal amount of the then outstanding Advances.

           2.7.2.  Principal Payments.
                   ------------------

             (a)   Optional Payments.  The Borrower may from time to time pay,
                   -----------------
without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $5,000,000 (and multiples of $1,000,000 in excess thereof), any portion of the outstanding Alternate Base Rate Advances upon three Business Days' prior notice to the Agent. Subject to Section 3.5, a Fixed Rate Advance may be paid prior to the last day of the applicable Interest Period.

             (b)   Currency Fluctuations. If at any time the Agent shall
                   ---------------------
determine that the Dollar Equivalent (and the Agent shall calculate the Dollar Equivalent on each Borrowing Date and upon the request of any Lender) of the aggregate principal amount of outstanding Advances is greater than 102% of the Aggregate Commitment then in effect, the Borrower shall (i) promptly upon receiving notice from the Agent on such Borrowing Date (and in any event on such Borrowing Date), and (ii) at all other times, upon one (1) Business Day's written notice to the Borrower from the Agent, prepay an aggregate principal amount of Advances such that the Dollar Equivalent of the aggregate principal amount of outstanding Advances does not exceed the Aggregate Commitment then in effect.

             (c)   Termination.  Any outstanding Advances and all other unpaid
                   -----------
Obligations shall be paid in full by the Borrower on the Termination Date.

     2.8.  Changes in Interest Rate, etc. Each Alternate Base Rate Advance
           ------------------------------
shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Committed Advance into an Alternate Base Rate Advance pursuant to
Section 2.3.6 to but excluding the date it becomes due or is converted into a Eurodollar Committed Advance pursuant to Section 2.3.6 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Termination Date.

     2.9.   Rates Applicable After Default.  Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.3.5 or 2.3.6, during the continuance of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

     2.10.  Method of Payment
            -----------------

            2.10.1.  General. Subject to the last sentence of Section 2.5, all
                     -------
payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower at least two (2) Business Days prior to any such payment, by noon (local time) on the date when due and shall be applied ratably by the Agent among all Lenders in the case of fees and payments in respect of Committed Advances and ratably among the applicable Lenders in respect of Competitive Bid Advances. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

            2.10.2.  Currency of Payment.  All payments of principal of and
                     -------------------
interest on any Advance or any other Obligations hereunder shall be made by the Borrower in the currency borrowed (the "Specified Currency") in the manner and at the address (the "Specified Place") specified in Section 2.10.1. Payment of the Obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with that amount of the Judgment Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and the Borrower hereby, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

     2.11.  Notes; Telephonic Notices. Each Lender is hereby authorized to
            -------------------------
record the principal amount of each of its Loans and each repayment on the schedule attached to its Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any Loan Document. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, transfer funds and submit Competitive Bid Quotes, in each case based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.12.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
            ----------------------------------------------
each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months or 90 days, as the case may be, shall also be payable on the last day of each three-month interval (in the case of Eurocurrency Committed Advances or Eurodollar Bid

Rate Advances) or 90-day interval (in the case of Absolute Rate Advances) during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.13.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of each Aggregate Commitment reduction notice, Committed Borrowing Notice, Competitive Bid Acceptance Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.14.  Lending Installations. Each Lender may book its Loans at any one or
            ---------------------
more Lending Installations selected by such Lender and may change such Lending Installation or Lending Installations from time to time. All terms of this Agreement shall apply to any such Lending Installation or Lending Installations and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation or Lending Installations. Each Lender may, by written or telex notice to the Agent and the Borrower, designate one or more Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.15.  Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender,
            ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent (or in the case of same day notice Alternate Base Advances, at the time such Lender receives notice from the Agent of a Committed Borrowing Notice requesting Alternate Base Rate Advances), of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.16.  Withholding Tax Exemption. At least five Business Days prior to the
            -------------------------
first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form
4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.17.  Increases in Aggregate Commitment.
            ---------------------------------

            (a) During the period from and after the Closing Date to the Termination Date, the Borrower shall have the right to request that the Aggregate Commitment be increased to an amount not to exceed $250,000,000; provided, however, that (i) Foreign Currency Loans shall not exceed a Dollar Equivalent at any one time outstanding equal to 20% of such increased Aggregate Commitment, (ii) the Borrower may exercise such right not more than once every six (6) months during such period, and (iii) the Borrower may reduce the Aggregate Commitment pursuant to Section 2.7.1 hereof and then increase the Aggregate Commitment pursuant to the terms of this Section 2.17 not more than three (3) times during such period and thereafter any reductions in the Aggregate Commitment shall be permanent. Any such increase of the Aggregate Commitment shall be in a minimum amount of $25,000,000 (and multiples of $5,000,000 if in excess thereof).

            (b) In the event of any such requested increase in the Aggregate Commitment, (i) each of the Lenders shall be given the opportunity to participate in the increased Aggregate Commitment (x) initially ratably in the proportions that their respective Commitments bear to the Aggregate Commitment and (y) to the extent that the requested increase of the Aggregate Commitment is not fulfilled pursuant to the preceding clause (x), ratably in the proportion that the respective Commitments of the Lenders desiring to participate in any such increase bear to the total Commitments of the Lenders desiring to so participate, and (ii) to the extent that the Lenders do not elect so to participate in such increased Aggregate Commitment to the full extent thereof after being afforded an opportunity to do so, then the Borrower shall consult with the Agent as to the number, identity and requested Commitments of additional financial institutions which the Borrower may invite to participate in the Aggregate Commitment.

            (c) No Lender shall at any time have any obligation to increase its Commitment pursuant to a request by the Borrower under this Section 2.17.

            (d) In no event shall any Lender's Commitment, immediately after giving effect to any increase pursuant to this Section 2.17, exceed 33% of the increased Aggregate Commitment.

            (e)  Any increase in the Aggregate Commitment pursuant to this
Section 2.17 shall be effective only upon the execution and delivery to the Borrower and the Agent of a commitment increase letter in substantially the form of Exhibit "I" hereto (a "Commitment Increase Letter"), which Commitment Increase Letter shall be delivered to the Agent not less than five Business Days prior to the date of any such increase and shall specify (i) the amount of the Commitment of any other financial institution becoming a Lender party to this Agreement or of any increase in the amount of the Commitment of any Lender already party to this Agreement and (ii) the date such increase is to become effective (the "Commitment Increase Date").

            (f) In addition, any increase in the Aggregate Commitment pursuant to this Section 2.17 shall not become effective unless:

     (i) on the Commitment Increase Date, the Borrower's Long Term Debt Rating from Standard & Poor's is at least A- or better or at least A3 or better from Moody's;

     (ii) no Default or Unmatured Default shall have occurred and be continuing on the Commitment Increase Date;

     (iii) each of the representations and warranties set forth in Article V of this Agreement shall be true, correct and complete on the Commitment Increase Date as if made on and as of such date, except as such representations and warranties by their terms are made solely as of a prior date; and

     (iv) the Borrower shall have furnished to the Agent (with sufficient copies for each of the Lenders) a certificate of the Secretary or Assistant Secretary of the Borrower as to the taking of any corporate action necessary in connection with any such increase and any other documents (including legal opinions and certificates) as the Agent may reasonably request in connection with any such increase.


                                  ARTICLE III

                            CHANGE IN CIRCUMSTANCES
                            -----------------------


3.1. Taxes.
     -----

     3.1.1.  Payments to be Free and Clear. Subject to compliance with Section
             -----------------------------
2.16 by all Lenders required to do so, all sums payable by the Borrower whether in respect of principal, interest, fees or any other Obligations shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein (collectively, "Taxes"), which amounts shall be paid by the Borrower as provided in Section 3.1.2(b). The Borrower will pay each Lender the amounts necessary such that the net amount of the principal, interest, fees or other sums received and retained by each Lender is not less than the amount payable under this Agreement.

     3.1.2.  Grossing-up of Payments. If: (a) the Borrower or any other Person
             -----------------------
is required by law to make any deduction or withholding on account of any such Tax or other amount from any sum paid or expressed to be payable by the Borrower to any Lender under this Agreement (other than on account of tax on the overall net income of any Lender); or (b) any party to this Agreement (or any Person on its behalf) other than the Borrower is required by law to make any deduction or withholding from, or (other than on account of tax on the overall net income of that party) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement:

     (i) the Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

     (ii) the Borrower shall pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on any party to this Agreement) on behalf of and in the name of that party;

     (iii) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

     (iv) within thirty (30) days after payment of any sum from which the Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by Section 3.1.2(b)(ii) to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

     3.2.   Yield Protection. If any law or any governmental or quasi-
            ----------------
governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

     3.3.   Changes in Capital Adequacy Regulations.  If a Lender reasonably
            ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under this Section 3.3 as promptly as practicable, but in any event within 120 days after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 120 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 3.3 in respect of any costs resulting from such event, only be entitled to payment under this Section 3.3 for costs incurred from and after the date 120 days prior to the date that such Lender does give such notice. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or
(ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.4.   Availability of Types of Advances.  If any Lender reasonably
            ---------------------------------
determines that maintenance of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid unless another Lender or other Lenders are willing to make Competitive Bid Loans to the Borrower in substitution for the affected Fixed Rate Loans. If the Required Lenders reasonably determine that
(i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid.

     3.5.   Funding Indemnification.  If any payment of a Fixed Rate Advance
            -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost such Lender reasonably determines to have been incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

     3.6    Mitigation of Additional Costs or Adverse Circumstances. If, in
            -------------------------------------------------------
respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

            (i) an increase in the liability of the Borrower to such Lender under Section 3.1, 3.2 or 3.3,

            (ii)   the unavailability of a Type of Committed Advance under
                   Section 3.4, or

            (iii) a Lender being incapable of receiving payments without deduction or withholding of United States federal income tax,

then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under Section 3.1, 3.2, 3.3 or 3.4, such Lender shall promptly, upon becoming aware of the same, notify the Agent and the Borrower thereof and shall, in consultation with the Agent and the Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate Lending Installation or the transfer of its Loans to another Lending Installation). If and so long as a Lender has been unable to take, or has not taken, steps reasonably acceptable to the Borrower to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Borrower, to assign all its rights and obligations hereunder to another Person designated by the Borrower with the approval of the Agent (which shall not be unreasonably withheld) and willing to participate in the facility in place of such Lender; provided that such Person satisfies all of the requirements of this Agreement, including, but not limited to, providing the
forms and documents required by Sections 2.16 and 12.3.2.   Notwithstanding any
such assignment, the obligations of the Borrower under Sections 3.1, 3.2, 3.3 and 9.7 shall survive any such assignment and be enforceable by such Lender.

     3.7.   Lender Statements; Survival of Indemnity. To the extent reasonalby
            ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 or 3.3 or to avoid the unavailability of a Type of Advance under Section 3.4, so long as such designation is not, in such Lender's reasonable judgment, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2, 3.3 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.8.   Market Disruption. Notwithstanding the satisfaction of all
            -----------------
conditions referred to in Article IV with respect to any Foreign Currency Advance, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Foreign Currency Loans comprising such Advance to be denominated in the Eurocurrency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans shall not be denominated in such Eurocurrency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Committed Borrowing Notice as Alternate Base Rate Loans, unless the Borrower notifies the Agent at least one Business Day before such date that it elects not to borrow such Loans on such date.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------


     4.1.   Initial Advance.  The Lenders shall not be required to make the
            ---------------
initial Advance hereunder and this Agreement shall not become effective unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

     (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

     (v) A written opinion of the Borrower's counsel, addressed to the Agent and the Lenders in substantially the form of Exhibit "E" hereto.

     (vi)   Notes payable to the order of each of the Lenders.

     (vii) Written money transfer instructions, in substantially the form of Exhibit "G" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (viii) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2.   Each Advance.  No Lender shall be required to make any Advance
            ------------
(other than a Committed Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Committed Advances), unless on the applicable Borrowing Date:

     (i)    There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     Each Committed Borrowing Notice, Competitive Bid Quote Request and Competitive Bid Acceptance Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     The Borrower represents and warrants to the Lenders that:

     5.1.   Corporate Existence and Standing. Each of the Borrower and its
            ---------------------------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure to obtain all requisite authority would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect.

     5.2.   Authorization and Validity. The Borrower has the corporate power and
            ---------------------------
authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and equitable limitations upon enforcement, whether by action for specific performance, injunctive relief or otherwise, of remedies or obligations enforceable in a court of equity and the discretion of the courts in granting or withholding equitable relief with respect to such enforcement.

     5.3.   No Conflict; Government Consent. Neither the execution and delivery
            --------------------------------
by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4.   Financial Statements. The June 30, 1995 consolidated financial
            ---------------------
statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5.   Material Adverse Change. Since June 30, 1995, there has been no
            ------------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6.   Taxes. The Borrower and its Subsidiaries have filed all United
            ------
States federal tax returns and all other tax returns which are required to be filed (after any available extensions) and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, or (ii) where such failure would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect. No claims are being asserted with respect to any such taxes, except where any claims, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No tax liens in excess of $1,000,000, individually or in the aggregate, have been filed.

     5.7.   Litigation and Contingent Obligations. Except as set forth on
            -------------------------------------
Schedule "1" hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no contingent obligations which could reasonably be expected to have a Material Adverse Effect, except as permitted pursuant to
Section 6.14 hereof.

     5.8.   Subsidiaries. Form 10-K or 10-Q most recently filed by the Borrower
            -------------
with the Securities and Exchange Commission contains an accurate list of all of the "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission) of the Borrower as of the date thereof. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.9.   ERISA. The Unfunded Liabilities of all Single Employer Plans do not
            ------
in the aggregate exceed $30,000,000.  Neither
the Borrower nor any other member of the Controlled Group has any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event which, individually or in the aggregate with other Reportable Events then existing, could reasonably be expected to have a Material Adverse Effect has occurred in connection with any
Plan.   Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, except in each case where any such action would not reasonably be expected to have a Material Adverse Effect.

     5.10.  Accuracy of Information. No information, exhibit or report furnished
            -----------------------
by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact.

     5.11.  Regulation constitutes less than 25% of those assets of the Borrower
            ----------
and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12.  Material Agreements. Neither the Borrower nor any Subsidiary is a
            -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could, if performed or complied with by the Borrower or any such Subsidiary, have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $25,000,000 individually or in the aggregate.

     5.13.  Compliance With Laws. The Borrower and its Subsidiaries have
            --------------------
complied with all applicable material statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where any individual noncompliance or any noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.14.  Investment Company Act.  Neither the Borrower nor any Subsidiary
            ----------------------
thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.15.  Public Utility Holding Company Act.  Neither the Borrower nor any
            ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                  ARTICLE VI

                                   COVENANTS
                                   ---------


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1.   Financial Reporting.  The Borrower will maintain, for itself and
            -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish the following to the Agent (and the Agent shall furnish copies thereof to the Lenders):

     (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, reasonably selected by the Borrower, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

     (ii) Within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.

     (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "F" hereto signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) As soon as possible and in any event within 21 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (v) As soon as possible and in any event within 21 days after receipt by the Borrower and reasonable determination by the Borrower that such notice or claim is subject to this Section 6.1(v), a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.   Use of Proceeds. The Borrower will, and will cause each Subsidiary
            ---------------
to, use the proceeds of the Advances for general corporate purposes, including commercial paper back-up, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (x) to purchase or carry any "margin stock" (as defined in Regulation
U) in violation of Regulation U, or (y) to make any Acquisition which has not been approved by the board of directors of the entity being acquired.

     6.3.   Notice of Default.  The Borrower will give prompt notice in writing
            -----------------
to the Agent (and the Agent will promptly give a copy thereof to the Lenders) of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4.   Conduct of Business. The Borrower will, and will cause each
            -------------------
Subsidiary to, carry on and conduct its business in the achievement and affiliation recognition business as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure to maintain all requisite authority would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect.

     6.5.   Taxes.  The Borrower will, and will cause each Subsidiary to, pay
            -----
when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, or (ii) where such failure would not, with respect to any individual failure or any failures in the aggregate, have a Material Adverse Effect.

     6.6.   Insurance.  The Borrower will, and will cause each Subsidiary to,
            ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.

     6.7.   Compliance with Laws.  The Borrower will, and will cause each
            --------------------
Subsidiary to, comply with all material laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where any individual noncompliance or any noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     6.8.   Maintenance of Properties.  The Borrower will, and will cause each
            -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property generally in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9.   Inspection.  The Borrower will, and will cause each Subsidiary to,
            ----------
permit the Agent, by its representatives and agents, and at the expense and reasonable request of the Required Lenders, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers, all upon reasonable notice to the Borrower and at such reasonable times and intervals as the Agent may designate; provided, however, that upon the occurrence and during the continuance of a Default or Unmatured Default, the Agent and any of the Lenders may exercise any of the rights set forth in this Section 6.9, all at the Borrower's expense and at such times and intervals as the Agent and any such Lender may designate.

     6.10. Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

     (i) any Subsidiary may merge with the Borrower or a Wholly-Owned Subsidiary provided that the Borrower or such Wholly-Owned Subsidiary is the continuing or surviving corporation; or

     (ii) the Borrower or any Wholly-Owned Subsidiary, as the case may be, may merge with another Person; provided that (x) the Borrower or such Wholly-Owned Subsidiary, as the case may be, is the continuing or surviving corporation; and (y) immediately after the consummation of the transaction, and after giving effect thereto, no Default or Unmatured Default exists.

     6.11.  Sale of Assets.  The Borrower will not, nor will it permit any
            --------------
Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except for (i) sales of inventory in the ordinary course of business and
(ii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.12.  Investments and Acquisitions.  The Borrower will not, nor will it
            ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to make any Acquisition of any Person, except:

     (i)    Investments made in accordance with the Investment Guidelines.

     (ii) Commission, travel and similar advances made by the Borrower or any Subsidiary to its officers, employees and independent sales representatives in the ordinary course of business.

     (iii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "2" hereto.

     (iv) Acquisitions of Persons organized in the United States; provided that (x) any such Acquisition has been approved by the board of directors of the Person being acquired, and (y) prior to the consummation of any such Acquisition having a purchase price in excess of $150,000,000, the Borrower furnishes to the Agent and the Lenders pro forma financial statements, in form and substance
                    --- -----
            satisfactory to the Required Lenders, demonstrating that immediately after the consummation of any such Acquisition, there shall be no Default or Unmatured Default.

     (v) Acquisitions of Persons organized outside of the United States; provided that (x) such Acquisition has been approved by the board of directors of the Person being acquired, and (y) prior to the consummation of any such Acquisition having a purchase price in excess of $50,000,000, the Borrower furnishes to the Agent and the Lenders pro forma financial statements, in form and substance
                    --- -----
            satisfactory to the Required Lenders, demonstrating that immediately after the consummation of any such Acquisition, there shall be no Default or Unmatured Default.

     (vi)   Investments in Wholly-Owned Subsidiaries.

     (vii) Investments in Subsidiaries (other than Wholly-Owned Subsidiaries) in an aggregate amount not to exceed 20% of Consolidated Assets at any one time outstanding.

     (viii) In addition to the foregoing, Investments in an aggregate amount not to exceed 10% of Consolidated Assets at any one time outstanding.

     6.13.  Subsidiary Indebtedness. The Borrower will not  permit any
            -----------------------
Subsidiary to create, incur or suffer to exist any Indebtedness, except:

     (i) Indebtedness existing on the date hereof and described in Schedule "3" hereto.

     (ii) Indebtedness owing to their independent sales representatives in connection with commissions to be paid to such representatives in the ordinary course of business.

     (iii) Indebtedness incurred in connection with Investments permitted under Section 6.12(vi), (vii) or (viii).

     (iv)   Contingent Obligations permitted under Section 6.14 hereof.

     (v)    Indebtedness owing to the Borrower or any Wholly-Owned Subsidiary.

     (vi) In addition to the foregoing, Indebtedness in an aggregate principal amount not to exceed 10% of Consolidated Assets at any one time outstanding.

     6.14.  Contingent Obligations.  The Borrower will not, nor will it permit
            ----------------------
any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except:

     (i) Contingent Obligations existing on the date hereof and described in Schedule "3" hereto.

     (ii) By endorsement of instruments for deposit or collection in the ordinary course of business.

     (iii) Contingent Obligations incurred by the Borrower or any Subsidiary in connection with the intercompany Indebtedness of the Borrower or any Wholly-Owned Subsidiary.

     (iv) In addition to the foregoing, Contingent Obligations of the Borrower and its Subsidiaries not exceeding $50,000,000 in the aggregate at any one time outstanding.

     6.15.  Liens.  The Borrower will not, nor will it permit any Subsidiary to,
            -----
create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     (ii) Liens imposed by law such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (except ERISA).

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

     (v) Liens existing on the date hereof and described in Schedule "3" hereto.

     (vi) Liens of or resulting from any judgments or awards in an amount not exceeding $10,000,000 in the aggregate, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or such Subsidiary is prosecuting an appeal or proceeding for review.

     (vii) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to, Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance or performance under such contracts does not occur; and

            Liens upon funds collected temporarily from others pending payment or remittance on their behalf.

     (viii) Purchase money security interests on any Property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof,
            (ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such Property.

     (ix) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

     (x) Any Lien on any asset acquired by the Borrower or any of its Subsidiaries, which Lien existed at the time such asset was acquired by the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries and not created in contemplation of such event, and any extension, renewal or replacement Lien (any "Replacement Lien") arising out of the extension, renewal or replacement of the related Indebtedness secured by such Lien; provided that (x) the aggregate unpaid principal amount of Indebtedness which is secured pursuant to this clause (x) after any such extension, renewal or replacement shall be no greater than the aggregate unpaid principal amount of such Indebtedness secured pursuant to this clause (x) immediately preceding such extension, renewal or replacement, and (y) any such Replacement Lien shall attach solely to the Property which was subject to a Lien immediately preceding such extension, renewal or replacement.

     (xi) In addition to the foregoing, Liens securing Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not exceeding $30,000,000 at any one time outstanding.

     6.16.  Interest Coverage Ratio.  The Borrower shall maintain, as at the
            -----------------------
last day of each fiscal quarter of the Borrower, an Interest Coverage Ratio for such fiscal quarter and the three immediately preceding fiscal quarters, of not less than 3.0:1.0.

     6.17.  Net Worth. The Borrower shall maintain at all times Net Worth of not
            ---------
less than $80,000,000.

     6.18.  Affiliates.  The Borrower will not, and will not permit any
            ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (except for any Wholly-Owned Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.


                                  ARTICLE VII

                                   DEFAULTS
                                   --------


     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any fee or other Obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.   The breach by the Borrower of any of the terms or provisions of
Section 6.2 and Sections 6.10 through and including 6.18.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness in excess of $25,000,000 individually or in the aggregate when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $25,000,000 individually or in the aggregate was created or is governed, or any other event shall occur or condition exist, and continue after any applicable notice or grace period has expired, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries in excess of $25,000,000 individually or in the aggregate shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that, notwithstanding anything to the contrary in this Section 7.5, the failure of the Borrower or any of its Subsidiaries to pay obligations on commercial paper issued by any of them when due, arising solely out of the inability of any of them to rollover or issue replacement commercial paper on the maturity date and the inability of the Borrower to borrow hereunder solely because of time and notice limitations on such date shall not be deemed a Default under this Section 7.5, so long as the Borrower or any such Subsidiary is able to cure any default under such commercial paper on the next day by a rollover or issue of replacement commercial paper on the next day or is able to pay such obligations on the next day (including, without limitation, with proceeds of the Loans hereunder so long as all of the conditions set forth in Section 4.2 hereof shall have been satisfied).

     7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

     7.8. Any court or Governmental Agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $30,000,000.

     7.11. Any Reportable Event which, individually or in the aggregate with other Reportable Events then existing, could reasonably be expected to have a Material Adverse Effect shall occur in connection with any Plan.

     7.12. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     7.13.  Any Change in Control shall occur.


                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------


     8.1.   Acceleration.  If any Default described in Section 7.6 or 7.7 occurs
            ------------
with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, or both, all without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within fourteen (14) days after acceleration of the maturity of the Obligations or termination or suspension of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination (or suspension).

     8.2.   Amendments.  Subject to the provisions of this Article VIII, the
            ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)   Reduce the percentage specified in the definition of Required
            Lenders.

     (iii) Extend the Termination Date, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv)   Amend this Section 8.2.

     No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3.   Preservation of Rights.  No delay or omission of the Lenders or the
            ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2 (or the Agent with the consent in writing of such Lenders), and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX
                              GENERAL PROVISIONS
                              ------------------

     9.1. Survival of Representations. All representations and warranties of the
          ---------------------------
Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding federal income taxes on the overall net
          -----
income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4. Headings. Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents and the Letter Agreement referred
          ----------------
to in Section 2.6.2 embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6. Several Obligations; Benefits of this Agreement. The respective
          -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification.
          -------------------------

     (i) Subject to the Letter Agreement, dated November 16, 1995, between the Borrower and the Agent, the Borrower shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender and their respective directors, officers and employees (each an "Indemnified Party") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any Indemnified Party may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except that any such Indemnified Party shall not be indemnified for any such losses, claims, damages, penalties, judgments, liabilities and expenses to the extent that they arise from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     (ii) The obligations and liabilities of the Borrower with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     (a) Each Indemnified Party agrees to give prompt written notice thereof to the Borrower of any claim based on this Section 9.7, stating the nature and basis of said claim and the amount thereof, to the extent known.

     (b) In the event such Indemnified Party shall notify the Borrower of any claim pursuant to subsection (a) hereof, the Borrower shall have the right to elect to defend such claim (including all actions, suits, proceedings and all proceedings on appeal or for review which counsel deems appropriate), with counsel reasonably satisfactory to such Indemnified Party, by written notice to such Indemnified Party within 30 days after receipt of such notice. The Indemnified Party may retain its own counsel on such matter, at its own expense, to consult or otherwise represent its interests. The Indemnified Party shall make available to the Borrower and its attorneys and accountants all books and records of the Indemnified Party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (c) So long as the Borrower is defending in good faith any such claim, the Indemnified Party shall not compromise or settle such claim, without written consent of the Borrower.

     9.8.  Numbers of Documents. All statements, notices, closing documents, and
           --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9.  Accounting. Except as provided to the contrary herein, all accounting
           ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.10. Severability of Provisions. Any provision in any Loan Document that
           --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Lenders. The relationship between the Borrower and
           -----------------------
the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower under the Loan Documents. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
           -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
           -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY
           --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15. Confidentiality. Each Lender agrees to hold any confidential
           ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Lender Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, provided that such Lender gives the Borrower reasonable notice to allow the Borrower to object to such Lender or such Person regarding such disclosure (so long as such Lender is not prohibited from giving such notice), and (vi) permitted by Section 12.4.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment. The First National Bank of Chicago is hereby appointed
           -----------
Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

     10.2. Powers. The Agent shall have and may exercise such powers under the
           ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors,
           ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any
           -------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be
           ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder or under any other Loan Document, all the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its
           --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7.  Reliance on Documents; Counsel. The Agent shall be entitled to rely
            ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.  Agent's Reimbursement and Indemnification. The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9.  Rights as a Lender. In the event the Agent is a Lender, the Agent
            ------------------
shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.10. Lender Credit Decision. Each Lender acknowledges that it has,
            ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11. Successor Agent.  The Agent may resign at any time by giving written
            ---------------
notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its
intention to resign.   Upon any such resignation and so long as no Default or
Unmatured Default has occurred and is continuing, the Borrower shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent; provided, however, that such successor Agent shall be approved by the Required Lenders (with such approval not to be unreasonably withheld). If a Default or Unmatured Default has occurred and is continuing, such successor Agent shall be appointed, on behalf of the Borrower and the Lenders, by the Required Lenders. If no successor Agent shall have been appointed pursuant to the immediately preceding two sentences within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lenders and for all other purposes shall deal directly with the Lenders. In addition to the foregoing, so long as no Default or Unmatured Default has occurred and is continuing, the Borrower shall have the right to replace the Agent; provided, however, that such successor Agent shall be approved by the Required Lenders (with such approval not to be unreasonably withheld. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.
Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. Upon the effectiveness of the resignation or replacement of the Agent, the resigning or replaced Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or replacement of the Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------


     11.1.  Setoff. In addition to, and without limitation of, any rights of the
            ------
Lenders under applicable law, if the Borrower becomes insolvent and for so long as the Borrower is insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2.  Ratable Payments. If any Lender, whether by setoff or otherwise, has
            ----------------
payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.  Successors and Assigns. The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.  Participations.
            --------------

            12.2.1  Permitted Participants; Effect. Any Lender may, in the
                    ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2. Voting Rights. Each Lender shall retain the sole right to
                    -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents.

     12.3.  Assignments.
            -----------

            12.3.1. Permitted Assignments. Any Lender may, in the ordinary
                    ---------------------
     course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part, in a minimum amount of $10,000,000, of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or a Lender Affiliate.

            12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a
                    ----------------------
     notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.4.  Dissemination of Information. The Borrower authorizes each Lender to
            -----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.15 of this Agreement.

     12.5.  Tax Treatment. If any interest in any Loan Document is transferred
            -------------
to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.16.

                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1.  Giving Notice. Except as otherwise permitted by Section 2.11 with
            -------------
respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2.  Change of Address. The Borrower, the Agent and any Lender may each
            -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex, facsimile, or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                              JOSTENS, INC.


                              By: /s/ Trudy A. Ratio
                                  ------------------
                              Print Name: Trudy A. Rautio
                                          ---------------
                              Title: Sr. VP & CFO


                              By: /s/ Lee U. McGrath
                                  ------------------
                              Print Name: Lee U. McGrath
                                          --------------
                              Title: VP & Treasurer

                                      5501 Norman Center Drive
                                      Minneapolis, Minnesota 55437
                                      Attn: Lee U. McGrath
                                            Treasurer

                                      Tel: (612) 830-3261
                                      Fax: (612) 830-3293

Commitment

$30,000,000                   THE FIRST NATIONAL BANK OF CHICAGO,
                                    Individually and as Agent


                              By:  /s/ Michael W. McCorkle
                                --------------------------
                              Print Name: Michael W. McCorkle
                                          -------------------
                              Title: Authorized Agent

                                      One First National Plaza
                                      Chicago, Illinois 60670
                                      Attn: Michael W. McCorkle
                                            Vice President/
                                            Senior Banker

                                      Tel: (312) 732-3568
                                      Fax: (312) 732-1712

Commitment
----------

$30,000,000                   CREDIT SUISSE


                              By: /s/ Jan Kofol
                                  -------------
                              Print Name: Jan Kofol
                                          ---------
                              Title: Member of Senior Management


                              By: /s/ Kristinn R. Kristinsson
                                -----------------------------
                              Print Name: Kristinn R. Kristinsson
                                          -----------------------
                              Title: Associate

                                      227 West Monroe Street
                                      40th Floor
                                      Chicago, Illinois 60606
                                      Attn: Tracy Toulouse
                                            Member of Senior
                                            Management

                                      Tel: (312) 630-0086
                                      Fax: (312) 630-0359

Commitment
----------

$30,000,000                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK

                              By: /s/ Elizabeth R. Gile
                                  ---------------------
                              Print Name: Elizabeth R. Gile
                                          -----------------
                              Title: Vice President

                              60 Wall Street
                              22nd Floor
                              New York, New York 10260-0060
                              Attn: Corporate Banking
                                    North America 1

                              Tel: (212) 648-6744
                              Fax: (212) 648-5336

Commitment
----------

$30,000,000                   NORWEST BANK MINNESOTA N.A.


                              By: /s/ Janet M. Klein
                                  ------------------
                              Print Name: Janet M. Klein
                                          --------------
                              Title: Assistant Vice President

                              6th and Marquette
                              Minneapolis, Minnesota
                              55479-0085
                              Attn: Janet Klein
                                    Assistant Vice President

                              Tel: (612) 667-3437
                              Fax: (612) 667-4145

Commitment
----------

$30,000,000                   ROYAL BANK OF CANADA


                              By: /s/ Preston D. Jones
                                  --------------------
                              Print Name: Preston D. Jones
                                          ----------------
                              Title: Senior Manager, Corporate Banking

                              Grand Cayman
                              (North America No. 1) Branch
                              c/o New York Branch
                              Financial Square, 23rd Floor
                              New York, New York 10005-3531
                              Attn: Manager,
                                    Credit Administration

                              Tel:  (212) 428-6311
                              Fax:  (212) 428-2372